EXHIBIT 99.1

ChinaCast Education Corporation Opens Eight Daily English Language Training Centers in Beijing

New Training Centers Mark the Company's First Entry Into the PRC Private Education Market

BEIJING, Aug. 28, 2007 (PRIME NEWSWIRE) -- ChinaCast Education Corporation (OTCBB:CEUC), one of China's leading e-learning and training services providers to educational institutions, government agencies and corporate enterprises, announced today that its wholly-owned subsidiary, ChinaCast Language Training Education Technology Limited ("CLET"), recently established eight Daily English language training centers in Beijing to provide high-end conversational English language training courses to adults and corporate customers.

CLET plans to open additional Daily English Language Training Centers in other major cities in China by the end of this year, in line with the initial goal of twenty new centers that are to be established by November 2008. CLET also plans to leverage ChinaCast's extensive e-learning network of over 8,000 locations nationwide to scale up CLET's training business to Tier 2 and Tier 3 cities. Aside from adult conversational English training, CLET also plans to offer courses for K-12 students and test preparation services in the near future.

According to the 2005-2006 China Education and Training Industry Research Report, total education spending in China was RMB 580 billion (US$73 billion) in 2004. The English training market accounts for less than 3% of the total market (RMB 15 billion or US$1.9 billion), with a CAGR of 12%. English communication skills are a key to career advancement of Chinese workers, especially with multinational corporations in China. Rapid growth in China's foreign direct investment and the hosting of world class events like the 2008 Olympics in Beijing and the 2010 World Expo in Shanghai are also accelerating demand for English training.

Ron Chan, Chairman and CEO of ChinaCast, commented: "We are very excited about the launch of our Daily English language training centers as this is part of corporate strategy to broaden our education business beyond our e-learning services by owning our own branded bricks and mortar private education schools. Over the next 12 months we anticipate continued growth in our core e-learning business while expanding our Daily English centers nationwide. We also seek to acquire additional bricks and mortar schools in the career/vocational sectors to become a major player in the private education market in China."

About ChinaCast Education Corporation

Established in 1999 and headquartered in Beijing, ChinaCast (OTCBB:CEUC) provides e-learning and training services to educational institutions, government agencies and corporate enterprises. These services include interactive distance learning applications, multimedia education content, educational portals and IT certification and management training courses.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectation and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's 10K for the year ended 2006. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CONTACT: ChinaCast Education Corporation
         Michael J. Santos, Chief Marketing &
          Investor Relations Officer
         (86-10) 6566-7788
         mjsantos@chinacast.com.cn
         http://ir.chinacast.com.cn

         Advanced Investor Relations, L.L.C.
         U.S. Investor Relations Contact:
         Miranda Weeks
         (703) 485-6067
         Miranda@advancedinvestorrelations.com